CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the financial statements and financial statement schedule of Traffix, Inc., which appears in Traffix, Inc.'s Annual Report on Form 10-K for the year ended November 30, 2005.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 15, 2006